Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Irina Nashtatik	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Reports

3rd Quarter Fiscal Year 2023 Results

•
On November 3, 2022, the Company announced a change in operating strategy and restructuring plan with the goal of reducing operating expenses and freeing up capital. As part of this plan, the Company is shifting from a decentralized to a regionalized business model.
•
During the three months ended December 31, 2022, the Company discontinued originating direct consumer loans and reduced its originations of new Contracts purchased by 76.8% as compared to the same period year-over-year.
•
For the three months ended December 31, 2022, the Company incurred $3.2 million in restructuring expenses pursuant to the Company's disclosed restructuring plan.

February 9, 2023 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK, the ' Company") announced a net loss for the three months ended December 31, 2022 of $13.4 million compared to net loss of $0.7 million for the three months ended December 31, 2021. Basic and diluted net loss per share was $1.85 for the three months ended December 31, 2022 as compared to basic and diluted net loss per share of $0.09 for the three months ended December 31, 2021.

Interest and fee income on finance receivables decreased 7.9% to $11.3 million for the three months ended December 31, 2022 as compared to $12.2 million for the three months ended December 31, 2021. Provision for credit losses increased 541.6% to $10.7 million for the three months ended December 31, 2022 as compared to $1.7 million for the three months ended December 31, 2021. Operating expenses increased 9.0% to $9.7 million for the three months ended December 31, 2022 compared to $8.9 million for the three months ended December 31, 2021. The increase in operating expenses was primarily attributed to restructuring cost totaling $3.2 million and associated with branch closures, severance expenses, impairment charges for leased assets and cease-use of contractual services.

The Company reported a loss before income taxes for the three months ended December 31, 2022 of $10.4 million compared to loss before income taxes of $0.9 million for the three months ended December 31, 2021. The Company established a valuation allowance for deferred tax assets in the amount of $5.7 million during the three months ended December 31, 2022, which resulted in recording an income tax expense of approximately $3.0 million for the three months ended December 31, 2022 compared to income tax benefit of approximately $209 thousand for the three months ended December 31, 2021.

The Company announced net loss for the nine months ended December 31, 2022 of $18.3 million compared to net income of $2.6 million for the nine months ended December 31, 2021. Basic and diluted net loss per share was $2.49 for the nine months ended December 31, 2022 as compared to basic and diluted net income per share of $0.34 for the nine months ended December 31, 2021.

Interest and fee income on finance receivables decreased 4.7% to $35.6 million for the nine months ended December 31, 2022 as compared to $37.4 million for the nine months ended December 31, 2021. Provision for credit losses increased 513.1% to $23.3 million for the nine months ended December 31, 2022 as compared to $3.8 million for the nine months ended December 31, 2021. Operating expenses increased to approximately $26.5 million for the nine months ended December 31, 2022 from approximately $25.1 million for the nine months ended December 31, 2021. The increase in operating expenses was primarily attributed to restructuring cost totaling $4.0 million and associated with branch closures, severance expenses, impairment charges for leased assets and cease-use of contractual services.

The Company reported a loss before income taxes for the nine months ended December 31, 2022 of $16.9 million compared to income before taxes of $3.6 million for the nine months ended December 31, 2021. The Company established a valuation allowance for deferred tax assets in the amount of $5.7 million during the three months ended December 31, 2022, which resulted in recording an income tax expense of approximately $1.4 million for the nine months ended December 31, 2022 compared to income tax expense of approximately $0.9 million for the nine months ended December 31, 2021.

For the nine months ended December 31, 2022, the Company originated $61.8 million in finance receivables, collected $74.7 million in principal payments, and reduced debt by $10.0 million and decreased cash by $3.9 million.

“Net loss for the fiscal quarter primarily resulted from the rise in charge offs and payment delinquencies, which increased the provision for credit losses. We also incurred sizable expenses associated with our restructuring efforts to achieve the change in our operating strategy. The net loss for fiscal quarter resulted in a three-year cumulative loss position and lead us to recognize large income tax expenses. However, the Company continues to carry forward $7.4 million in gross net operating losses, which we expect will be available to offset our future taxable earnings,” commented Mike Rost, CEO of Nicholas Financial.

“During the quarter, we outsourced the servicing of the accounts to Westlake Portfolio Management. This allowed us to reduce our operating expenses as we closed our branch network and downsized to less than twenty employees. As we continued restructuring our business model, we negotiated our new credit facility and executed it in January 2023. The emphasis has been on protecting and maximizing shareholder equity, along with efforts to return the Company to profitability,” Rost concluded.

Jeff Royal, Chair of the Company’s Board, added: “The Board is exploring opportunities to allocate any excess capital to increase shareholder returns, whether by acquiring loan portfolios or businesses or by investing outside of the Company’s traditional business.”

Key Performance Indicators on Contracts Purchased
(Purchases in thousands)
	Number of		Average
Fiscal Year	Contracts	Principal Amount	Amount	Average	Average	Average
/Quarter	Purchased	Purchased#	Financed*^	APR*	Discount%*	Term*
2023	3,913	$45,947	$11,765	22.7%	6.6%	48
3	383	4,511	11,778	22.4%	6.8%	48
2	1,595	19,082	11,964	22.7%	6.4%	48
1	1,935	22,354	11,552	22.9%	6.6%	48
2022	7,793	$85,804	$11,002	23.1%	6.9%	47
4	2,404	27,139	11,289	22.9%	6.9%	47
3	1,735	19,480	11,228	23.1%	6.8%	47
2	1,707	18,880	11,061	23.0%	6.7%	47
1	1,947	20,305	10,429	23.2%	7.0%	46
2021	7,307	$74,025	$10,135	23.4%	7.5%	46
4	2,429	24,637	10,143	23.2%	7.5%	46
3	1,483	15,285	10,307	23.4%	7.5%	46
2	1,709	17,307	10,127	23.5%	6.8%	46
1	1,686	16,796	9,962	23.5%	8.0%	46
2020	7,647	$76,696	$10,035	23.4%	7.9%	47

Key Performance Indicators on Direct Loans Originated (Originations in thousands)
	Number of	Principal
Fiscal Year	Loans	Amount	Average Amount	Average	Average
/Quarter	Originated	Originated	Financed*^	APR*	Term*
2023	3,662	$15,822	$4,277	30.4%	26
3	245	1,080	4,128	29.6%	27
2	1,427	6,527	4,574	30.3%	25
1	1,990	8,215	4,128	31.2%	25
2022	6,770	$28,740	$4,307	30.5%	26
4	1,584	7,458	4,708	30.0%	27
3	2,282	8,505	3,727	31.8%	24
2	1,588	7,040	4,433	30.0%	26
1	1,316	5,737	4,359	30.1%	25
2021	3,497	$14,148	$4,131	29.6%	25
4	753	3,284	4,362	29.6%	25
3	1,265	4,605	3,641	30.9%	22
2	924	3,832	4,147	29.2%	25
1	555	2,427	4,373	28.7%	26
2020	3,142	$12,638	$4,017	28.2%	25

*Each average included in the tables is calculated as a simple average.

^Average amount financed is calculated as a single loan amount.

#Bulk portfolio purchase excluded for period-over-period comparability

Nicholas Financial, Inc. (NASDAQ:NICK) is a specialized consumer finance company. The Company currently engages primarily in acquiring and servicing automobile finance installment contracts (“Contracts”) for purchases of used and new automobiles and light trucks. For an index of Nicholas Financial, Inc’s new releases or to obtain a specific release, please visit our website at www.nicholasfinancial.com.

Cautionary Note regarding Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” "explore" “believe,” “may,” “will,” “should,” “would,” “could,” “probable” and any variation of the foregoing and similar expressions are forward-looking statements. These statements, which include statements regarding the exploration of opportunities to allocate any excess capital to increase shareholder returns, are inherently uncertain and subject to certain risks, uncertainties and assumptions that may cause results to differ materially from those expressed or implied in forward-looking statements, including without limitation:

• the risk that the anticipated benefits of the restructuring and change in operating strategy, including the servicing and financing arrangements with Westlake (including without limitation the expected reduction in overhead, streamlining of operations or reduction in compliance risk), do not materialize to the extent expected or at all, or do not materialize within the timeframe targeted by management;

• the risk that the actual servicing fees paid by the Company under the Westlake servicing agreement, which the Company is classifying as administrative costs on its financial statements, exceed the amounts estimated;

• the risk that the actual interest payments made by the Company under the Westlake loan agreement exceed the range estimated;

• risks arising from the loss of control over servicing, collection or recovery processes that we have controlled in the past and potentially, termination of these services by Westlake (a failure of Westlake to perform their services under the servicing agreement in a satisfactory manner may have a significant adverse effect on our business);

• the risk that the actual costs of the exit and disposal activities in connection with the consolidation of workforce and closure of offices exceed the Company’s estimates or that such activities are not completed on a timely basis;

• the risk that the Company underestimates the staffing and other resources needed to operate effectively after consolidating its workforce and closing offices;

• uncertainties surrounding the Company’s success in developing and executing on a new business plan;

• risks and uncertainties surrounding the Company’s ability to use its net operating losses in future periods; and

• uncertainties surrounding the Company’s ability to use any excess capital to increase shareholder returns, including without limitation, by acquiring loan portfolios or businesses or investing outside of the Company’s traditional business; and

the risk factors discussed under “Item 1A – Risk Factors” in our Annual Report on Form 10-K, and our other filings made with the U.S. Securities and Exchange Commission (“SEC”).

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. All forward-looking statements included in this press release are based on information available to the Company as the date of the press release, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risk factors described from time to time in the Company’s other filings made with the SEC, including its reports on Forms 10-K, 10-Q, 8-K and annual reports to shareholders.

All forward-looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended		Nine months ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue:
Interest and fee income on finance receivables	$11,268	$12,240	$35,580	$37,406
Net gain on equity investments		-	66	-
Total Revenue	$11,268	$12,240	$35,646	$37,406
Expenses:
Operating expenses	9,672	8,863	26,491	25,127
Provision for credit losses	10,730	1,675	23,280	3,800
Interest expense	1,239	2,613	2,782	4,923
Total expenses	21,641	13,151	52,553	33,850
(Loss)/Income before income taxes	(10,373)	(911)	(16,907)	3,556
Income tax expense/(benefit)	3,000	(209)	1,415	926
Net (loss)/income	$(13,373)	$(702)	$(18,322)	$2,630
(Loss)/Earnings per share:
Basic	$(1.85)	$(0.09)	$(2.49)	$0.34
Diluted	$(1.85)	$(0.09)	$(2.49)	$0.34

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	December 31,	March 31,
	2022	2022
Cash and restricted cash	$914	$4,775
Finance receivables, net	139,719	168,600
Repossessed assets	1,041	658
Operating lease right-of-use assets	1,176	4,277
Other assets	2,354	5,260
Total assets	$145,204	$183,570
Credit facility, net of debt issuance costs	$44,624	$54,813
Note payable	-	3,244
Operating lease liabilities	2,736	4,410
Other liabilities	2,264	4,717
Total liabilities	49,624	67,184
Shareholders’ equity	95,580	116,386
Total liabilities and shareholders’ equity	$145,204	$183,570
Book value per share	$13.11	$15.42

	Three months ended		Nine months ended
	December 31,		December 31,
	(In thousands)		(In thousands)
Portfolio Summary	2022	2021	2022	2021
Average finance receivables (1)	$165,783	$176,949	$174,004	$179,333
Average indebtedness (2)	$52,577	$64,824	$59,739	$72,002
Interest and fee income on finance receivables	$11,268	$12,240	$35,580	$37,406
Interest expense	1,239	2,613	2,782	4,923
Net interest and fee income on finance receivables	$10,029	$9,627	$32,798	$32,483
Portfolio yield (3)	27.19%	27.67%	27.26%	27.81%
Interest expense as a percentage of average finance receivables	2.99%	5.91%	2.13%	3.66%
Provision for credit losses as a percentage of average finance receivables	25.89%	3.79%	17.84%	2.83%
Net portfolio yield (3)	(1.69)%	17.97%	7.29%	21.32%
Operating expenses as a percentage of average finance receivables (4)	23.34%	20.04%	20.30%	18.68%
Pre-tax yield as a percentage of average finance receivables (5)	(25.03)%	(2.07)%	(13.01)%	2.64%
Net charge-off percentage (6)	16.57%	5.67%	8.79%	4.70%
Finance receivables			$155,213	$176,173
Allowance percentage (7)			7.06%	2.06%
Total reserves percentage (8)			10.64%	6.00%

Note: All three-month and nine-month statement of income performance indicators expressed as percentages have been annualized.

(1) Average finance receivables represent the average of finance receivables throughout the period.

(2) Average indebtedness represents the average daily outstanding borrowings under the line of credit. Average indebtedness does not include the PPP loan.

(3) Portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables. Net portfolio yield represents (a) interest and fee income on finance receivables minus (b) interest expense minus (c) the provision for credit losses, as a percentage of average finance receivables.

(4) Operating expenses as presented include restructuring cost of $3.2 million. Operating expenses net of restructuring cost as a percentage of average finance receivable would have been 15.52% and 17.82% for the three and nine months ended December 31, 2022.

(5) Pre-tax yield represents net portfolio yield minus operating expenses, as a percentage of average finance receivables.

(6) Net charge-off percentage represents net charge-offs (charge-offs less recoveries) divided by average finance receivables, outstanding during the period.

(7) Allowance percentage represents the allowance for credit losses divided by finance receivables outstanding as of ending balance sheet dates.

(8) Total reserves percentage represents the allowance for credit losses, purchase price discount, and unearned dealer discounts divided by finance receivables outstanding as of ending balance sheet date.

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankruptcy accounts:

(In thousands, except percentages)

Contracts	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
December 31, 2022	$131,302	$16,649	$7,351	$3,615	$37	$27,652
		12.68%	5.60%	2.75%	0.03%	21.06%
December 31, 2021	$153,480	$9,886	$4,176	$1,662	$53	$15,777
		6.44%	2.72%	1.08%	0.03%	10.28%

Direct Loans	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
December 31, 2022	$23,700	$2,989	$1,102	$515	$6	$4,612
		12.61%	4.65%	2.17%	0.03%	19.46%
December 31, 2021	$22,545	$636	$199	$130	$0	$965
		2.82%	0.88%	0.58%	0.00%	4.28%

The following table presents selected information on Contracts purchased and Direct Loans originated by the Company:

	Contracts		Direct Loans
	Three months ended		Three months ended
	December 31,		December 31,
	(Purchases in thousands)		(Originations in thousands)
	2022	2021	2022	2021
Purchases/Originations	$4,511	$19,480	$1,080	$8,505
Average APR	22.4%	23.1%	29.6%	31.8%
Average discount	6.8%	6.8%	N/A	N/A
Average term (months)	48	47	27	24
Average amount financed	$11,778	$11,228	$4,128	$3,727
Number of contracts	383	1,735	245	2,282

	Contracts		Direct Loans
	Nine months ended		Nine months ended
	December 31,		December 31,
	(Purchases in thousands)		(Originations in thousands)
	2022	2021	2022	2021
Purchases/Originations	$45,947	$58,665	$15,822	$21,282
Average APR	22.7%	23.1%	30.4%	30.6%
Average discount	6.6%	6.8%	N/A	N/A
Average term (months)	48	47	26	25
Average amount financed	$11,765	$10,906	$4,277	$4,173
Number of contracts	3,913	5,389	3,662	5,186

The following table presents selected information on the entire Contract and Direct Loan portfolios of the Company:

	Contracts		Direct Loans
	As of		As of
	December 31,		December 31,
Portfolio	2022	2021	2022	2021
Average APR	22.8%	22.8%	30.0%	29.8%
Average discount	6.8%	7.4%	N/A	N/A
Average term (months)	50	50	26	26
Number of active contracts	16,364	20,013	6,505	6,103

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